Exhibit 99.1

             HARLEYSVILLE GROUP REPORTS SECOND QUARTER 2006 RESULTS

     Second quarter highlights:

     -- Operating earnings rise 33 percent to $0.64 per share

     -- Statutory combined ratio improves by 3.1 points to 98.8 percent

     -- Strong cash flow drives net investment income growth

     HARLEYSVILLE, Pa., July 27 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported diluted operating income of $0.64 per share for the second quarter of 2006, compared to $0.48 per share in the second quarter of 2005. For the six-month periods, the company reported diluted operating income of $1.26 per share in 2006 and $0.87 per share in 2005. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of income tax.

     "We're pleased with the progress we've made through the first six months of the year as we continue to successfully execute our strategic plan," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "Our statutory combined ratio for the quarter improved by more than 3 points to
98.8 percent, while our operating ROE was 12.4 percent(1). In addition, our second quarter operating earnings were $0.64 per share, significantly better than the $0.48 a share we reported in the second quarter of 2005. We continue to maintain a solid capital base and strong balance sheet, a modest debt-to-capital ratio of 15 percent(1), a high-quality investment portfolio, and a premium-to-surplus ratio of 1.4:1 -- all the ingredients necessary to write our agents' best business."

     The company reported diluted net income of $1.43 per share in the second quarter of 2006, compared to $0.48 per share in the second quarter of 2005. There were $0.79 of realized investment gains in the second quarter of 2006, compared to no realized investment gains in the second quarter of 2005. The majority of the realized gains in the second quarter of this year are the result of the company reducing its risk exposure from the possibility of adverse events in the equity markets by reducing its holding of equity investments by approximately $120 million as part of its efforts to manage enterprise-wide risk. For the six-month periods, diluted net income was $2.13 per share in 2006 and $0.87 per share in 2005. For the six months, the company reported $0.84 of realized investment gains in 2006, compared to none in 2005. The first six months of 2006 also includes an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

     Harleysville Group's overall statutory combined ratio(2) was 98.8 percent in the second quarter of 2006, compared to 101.9 percent in the second quarter of 2005. For the six months, the statutory combined ratio was 99.0 percent in 2006, versus 103.1 percent in 2005.

     Second quarter net written premiums were $218.9 million in 2006, compared to $223.6 million in the same period in 2005. Net written premiums through six months were $427.8 million in 2006 and $434.0 million in 2005.

     Second quarter pretax investment income increased 10 percent to $24.8 million, while after-tax investment income grew 7 percent in the second quarter to $18.4 million. For the six months, pretax investment income was up 10 percent to $48.9 million, while after-tax investment income rose 7 percent to $36.5 million. Operating cash flow through six months was $77.4 million, compared to $71.5 million in the second quarter of 2005.

     Commercial lines -- Net written premiums in commercial lines were $181.2 million in the second quarter of 2006, down 2 percent from the same period in 2005. For the six months, net written premiums decreased 1 percent to $357.9 million. The commercial lines statutory combined ratio was 100.6 percent in the second quarter of 2006, versus 103.0 percent in the second quarter of 2005. For the six months, the statutory combined ratio was 100.9 percent in 2006, compared to 103.7 percent in 2005.

     Personal lines -- Harleysville Group's personal lines statutory combined ratio was 90.5 percent in the second quarter of 2006, versus 97.2 percent during the second quarter of 2005. For the six months, the statutory combined ratio was
90.0 percent in 2006, compared to 100.4 percent in 2005. Net written premiums decreased 3 percent to $37.7 million in the second quarter of 2006, and were down 4 percent to $69.9 million through six months.

     Outlook -- "During the second half of the year, our focus will continue to be on the basics of our business so that we can generate additional improvement in our operations and remain on a steady course toward achieving our goals for 2006," Browne said. "We will not compromise underwriting quality to chase a near-term growth target. Instead, we will maintain our discipline -- despite the current soft market -- as we focus on our goals of achieving a long-term underwriting profit and an operating ROE of at least 12 percent. And, we will continue to work closely with our agency force and rely heavily on them for their assistance in order to reach these important objectives."

     Webcast -- The company will host a live Webcast today, July 27, 2006, at 8 a.m. (ET) to discuss its second quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site
(http://www.harleysvillegroup.com).

     GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

     Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 55 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is a member of the NASDAQ Global Select Market, which represents the top third of all NASDAQ-listed companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recently recognized with a 2006 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance -- which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner -- currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

     (1)  Excludes the effects of SFAS No. 115.

     (2) "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

     Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                    Harleysville Group Inc. and Subsidiaries

                                                Quarter ended           Six months ended
                                                   June 30                   June 30
FINANCIAL HIGHLIGHTS                       -----------------------   -----------------------
(in thousands, except per share data)         2006         2005         2006         2005
----------------------------------------   ----------   ----------   ----------   ----------
OPERATING RESULTS
Diluted earnings per common share:
     Operating income*                     $     0.64   $     0.48   $     1.26   $     0.87
     Realized gains, net
      of income taxes                            0.79                      0.84
     Cumulative effect of
      accounting change,
      net of income taxes                                                  0.03
     Net income                            $     1.43   $     0.48   $     2.13   $     0.87
Cash dividends per common
 share                                     $    0.175   $     0.17   $     0.35   $     0.34

                                             June 30,     December 31,
FINANCIAL CONDITION                            2006           2005
----------------------------------------   ------------   ------------
Assets                                     $  2,902,123   $  2,905,266
Shareholders' equity                       $    634,262   $    614,383
     Per common share                      $      20.44   $      20.07

                                                   Quarter ended                 Six months ended
                                                      June 30                         June 30
CONSOLIDATED STATEMENTS OF INCOME          -----------------------------   -----------------------------
(in thousands, except per share data)          2006            2005            2006            2005
----------------------------------------   -------------   -------------   -------------   -------------
REVENUES:
Premiums earned                            $     209,320   $     209,865   $     417,665   $     416,545
Investment income, net of
 investment expense                               24,847          22,578          48,942          44,339
Realized investment gains                         38,072              68          40,282              68
Other income                                       4,299           4,158           9,186           8,441
     Total revenues                              276,538         236,669         516,075         469,393
LOSSES AND EXPENSES:
Losses and loss settlement
 expenses                                        135,049         143,997         271,038         291,865
Amortization of deferred
 policy acquisition costs                         53,467          52,043         106,071         102,961
Other underwriting
 expenses                                         19,564          18,778          39,555          35,133
Interest expense                                   1,731           1,665           3,441           3,285
Other expenses                                     1,340           1,763           2,355           3,270
     Total expenses                              211,151         218,246         422,460         436,514
Income before income taxes
 and cumulative effect of
 accounting change                                65,387          18,423          93,615          32,879
     Income taxes                                 20,657           3,896          28,177           6,370
Income before cumulative
 effect of accounting
 change                                           44,730          14,527          65,438          26,509
Cumulative effect of
 accounting change, net of
 income taxes                                                                        942
Net income                                 $      44,730   $      14,527   $      66,380   $      26,509
Weighted average number of
 shares outstanding:
     Basic                                    30,830,502      30,304,744      30,736,332      30,279,497
     Diluted                                  31,298,063      30,393,821      31,216,098      30,410,199
Per common share:
     Basic earnings
      before cumulative
      effect of accounting
      change                               $        1.45   $        0.48   $        2.13   $        0.88
     Basic cumulative
      effect of accounting
      change                                                                               $        0.03
     Basic earnings                        $        1.45   $        0.48   $        2.16   $        0.88

     Diluted earnings
      before cumulative
      effect of accounting
      change                               $        1.43   $        0.48   $        2.10   $        0.87
     Diluted cumulative
      effect of accounting
      change                                                                               $        0.03
     Diluted earnings                      $        1.43   $        0.48   $        2.13   $        0.87

RECONCILIATION TO
 OPERATING INCOME:
Net income                                 $      44,730   $      14,527   $      66,380   $      26,509
Less cumulative effect of
 accounting change, net of
 income taxes                                                                        942
Less realized investment
 gains, net of income
 taxes                                            24,747              44          26,184              44
Operating income                           $      19,983   $      14,483   $      39,254   $      26,465

These financial figures are unaudited.

* Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.

                    Harleysville Group Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS                       June 30,      December 31,
(in thousands, except share data)                  2006*            2005
---------------------------------------------   ------------    ------------
ASSETS
Investments:
     Fixed maturities:
         Held to maturity, at amortized
          cost (fair value $405,188
          and $437,887)                         $    410,249    $    433,649
         Available for sale, at fair
          value (amortized cost
          $1,523,503 and $1,374,559)               1,503,218       1,386,440
     Equity securities, at fair value
      (cost $62,122 and $139,371)                     63,561         179,980
     Short-term investments, at cost,
      which approximates fair value                  143,476          64,319
         Total investments                         2,120,504       2,064,388
Cash                                                   3,026             466
Premiums in course of collection                     150,997         141,882
Reinsurance receivable                               173,097         249,020
Accrued investment income                             23,912          24,016
Deferred policy acquisition costs                    105,546         104,173
Prepaid reinsurance premiums                          33,687          34,256
Property and equipment, net                           17,349          18,038
Deferred income taxes                                 80,342          63,357
Securities lending collateral                        140,306         150,938
Due from affiliate                                     6,265           1,022
Other assets                                          47,092          53,710
         Total assets                           $  2,902,123    $  2,905,266
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Unpaid losses and loss settlement
      expenses                                  $  1,458,095    $  1,480,802
     Unearned premiums                               450,347         440,755
     Accounts payable and accrued expenses           100,613          99,888
     Securities lending obligation                   140,306         150,938
     Debt                                            118,500         118,500
         Total liabilities                         2,267,861       2,290,883
Shareholders' equity:
     Preferred stock, $1 par value;
      authorized 1,000,000 shares;
      none issued
     Common stock, $1 par value,
      authorized 80,000,000 shares;
      issued 32,427,087 and 32,008,142
      shares; outstanding 31,029,178
      and 30,610,233 shares                           32,427          32,008
Additional paid-in capital                           179,131         169,881
Accumulated other comprehensive
 income (loss)                                       (26,080)         20,288
Retained earnings                                    473,271         417,705
Deferred compensation                                 (1,012)
Treasury stock, at cost, 1,397,909 shares            (24,487)        (24,487)
         Total shareholders' equity                  634,262         614,383
Total liabilities and shareholders' equity      $  2,902,123    $  2,905,266

*  These financial figures are unaudited.

                    Harleysville Group Inc. and Subsidiaries

                                                 Quarter ended             Six months ended
                                                    June 30                     June 30
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA     -------------------------   -------------------------
(dollars in thousands)                        2006          2005          2006          2005
----------------------------------------   -----------   -----------   -----------   -----------
Net premiums written*                      $   218,910   $   223,602   $   427,826   $   434,016
Statutory surplus*                                                     $   602,681   $   529,621

Pretax investment income                   $    24,847   $    22,578   $    48,942   $    44,339
Related federal income taxes                     6,429         5,354        12,462        10,387
After-tax investment income                $    18,418   $    17,224   $    36,480   $    33,952

                                                    Quarter ended                      Six months ended
                                                       June 30                              June 30
SEGMENT INFORMATION                        -------------------------------     -------------------------------
(dollars in thousands)                         2006              2005              2006              2005
----------------------------------------   -------------     -------------     -------------     -------------
Revenues:
       Premiums earned:
           Commercial lines                $     172,725     $     170,858     $     344,812     $     338,171
           Personal lines                         36,595            39,007            72,853            78,374
           Total premiums earned                 209,320           209,865           417,665           416,545
       Net investment income                      24,847            22,578            48,942            44,339
       Realized investment gains                  38,072                68            40,282                68
       Other                                       4,299             4,158             9,186             8,441
       Total revenues                      $     276,538     $     236,669     $     516,075     $     469,393

Income before income taxes and
 cumulative effect of accounting
 change:
      Underwriting gain (loss):
          Commercial lines                 $      (3,936)    $      (9,760)    $      (7,536)    $     (19,998)
          Personal lines                           3,140             1,114             8,259             1,531
          SAP underwriting gain
           (loss)                                   (796)           (8,646)              723           (18,467)
      GAAP adjustments                             2,036             3,693               278             5,053
           GAAP underwriting gain
            (loss)                                 1,240            (4,953)            1,001           (13,414)
      Net investment income                       24,847            22,578            48,942            44,339
      Realized investment gains                   38,072                68            40,282                68
      Other                                        1,228               730             3,390             1,886
      Income before income taxes
       and cumulative effect of
       accounting change                   $      65,387     $      18,423     $      93,615     $      32,879

Income taxes on net investment
 income                                    $       6,429     $       5,354     $      12,462     $      10,387
Income taxes (benefit) on
 remaining gain (loss) before
 cumulative effect of accounting
 change                                           14,228            (1,458)           15,715            (4,017)
      Total income taxes on income
       before cumulative effect of
       accounting change                   $      20,657     $       3,896     $      28,177     $       6,370

Effective tax rate on:
      Net investment income                         25.9%             23.7%             25.5%             23.4%
      Income before cumulative
       effect of accounting change                  31.6%             21.1%             30.1%             19.4%

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

                    Harleysville Group Inc. and Subsidiaries

                                                    Quarter ended                      Six months ended
                                                       June 30                              June 30
STATUTORY DATA BY LINE OF BUSINESS*        -------------------------------     -------------------------------
(dollars in thousands)                         2006              2005              2006              2005
----------------------------------------   -------------     -------------     -------------     -------------
Net premiums written:

Commercial:
      Automobile                           $      55,115     $      60,475     $     109,092     $     117,764
      Workers' compensation                       22,836            23,393            49,110            49,912
      Commercial multi-peril                      85,380            82,451           163,217           157,531
      Other commercial                            17,858            18,315            36,514            36,090

     Total commercial                      $     181,189     $     184,634     $     357,933     $     361,297

Personal:
      Automobile                           $      18,407     $      20,393     $      36,155     $      40,126
      Homeowners                                  16,895            16,038            29,429            28,130
      Other personal                               2,419             2,537             4,309             4,463

     Total personal                        $      37,721     $      38,968     $      69,893     $      72,719

Total personal and commercial              $     218,910     $     223,602     $     427,826     $     434,016

Combined ratios:

Commercial:
      Automobile                                    97.2%             97.9%             99.2%             99.0%
      Workers' compensation                        118.8%            124.2%            118.0%            124.8%
      Commercial multi-peril                       101.2%            100.4%            100.6%            102.7%
      Other commercial                              82.6%            100.9%             84.6%             92.9%

     Total commercial                              100.6%            103.0%            100.9%            103.7%

Personal:
      Automobile                                    99.5%            104.1%            100.1%            105.1%
      Homeowners                                    82.1%             92.3%             80.1%             97.4%
      Other personal                                70.2%             63.7%             69.2%             75.8%

     Total personal                                 90.5%             97.2%             90.0%            100.4%

Total personal and commercial                       98.8%            101.9%             99.0%            103.1%

Losses paid                                $     112,298     $     118,931     $     218,148     $     230,333

Net catastrophe losses incurred            $       4,228     $         627     $       7,055     $       1,624

These financial figures are unaudited.

* Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

SOURCE  Harleysville Group Inc.
    -0-                             07/27/2006
    /CONTACT: Mark Cummins (Investors), +1-215-256-5025, or mcummins@harleysvillegroup.com, or Randy Buckwalter (Media), +1-215-256-5288, or rbuckwalter@harleysvillegroup.com, both of Harleysville Group Inc./
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.harleysvillegroup.com /